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REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.     A review of the Servicer’s activities during the calendar year 2021 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.     To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2022

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
CCRE Commercial Mortgage Securities LP
Recipient Role	Deal Name	Series Number	Midland Role

Depositor	CCRE Commercial Mortgage Securities, LP	Series 2011-C1	Master Servicer
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2016-HEAT	Servicer
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2016-C6

Master Servicer of the 132 West 27th Street loan under the MSC 2016-UBS11 PSA.

Master Servicer of the Mills Fleet Farm loan under the CGCMT 2016-C3 PSA

Special Servicer of the Fresno Fashion Fair loan under the JPMDB 2016-C4 PSA

Depositor	CCRE Commercial Mortgage Securities, LP	Series 2016-C7	Master and Special Servicer
Master Servicer of the 681 Fifth Avenue loan under the MSC 2016-UBS12 PSA. Special Servicer of the Fresno Fashion Fair loan under the JPMDB 2016-C4 PSA
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2017-C8
Special Servicer on the Google Kirkland Campus Phase II loan under the CFCRE 2016-C7 PSA. Master Servicer on the Yeshiva University Portfolio under the MSC 2017-H1 PSA.
Depositor	CF 2019-CF1 Mortgage Trust	Series 2019-CF1	No Role

Primary Servicer on the Stern Multifamily Portfolio loan under the MSC 2019-L2 PSA.

Special Servicer on the SSTII Self Storage Portfolio II loan under the BBCMS 2019-C3 PSA

Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.

Depositor	CF Trust 2019-MF1	Series 2019-MF1	Master Servicer
Depositor	CF 2019-CF2 Mortgage Trust	Series 2019-CF2	No Role

Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA, the Bevelry Hills BMW loan under the BMARK 2019-B13 PSA, and The Centre loan and Woodlands Mall loan, both under the BMARK 2019-B12 PSA.

Master and Special Servicer on the Uline Arena loan and the Liberty MA Portfolio loan, both under the CD 2019-CD8 PSA

Depositor	CF 2019-CF3 Mortgage Trust	Series2 019-CF3	Master & Special Servicer

Master and Special Servicer on the 225 Bush loan under the BMARK 2019-B14 PSA.
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA and on the 180 Water loan under the COMM 2019-GC44 PSA.

Depositor	CF 2020-P1 Mortgage Trust	Series 2020-P1	Master and Special Servicer